Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER UNDER SECTION 906

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), the undersigned officer of Pieris Pharmaceuticals, Inc. a Nevada corporation (the “Company”), does hereby certify, to his knowledge, that:

(i) the accompanying Quarterly Report on Form 10-Q of the Company for the fiscal quarter ended September 30, 2015 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: November 13, 2015	/s/ Stephen S. Yoder
Stephen S. Yoder
	Title:	Chief Executive Officer and President (principal executive officer)